UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2017

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, Dril-Quip, Inc. (the “Company”) announced that Mr. Jeffrey Bird has been appointed Vice President and Chief Financial Officer effective March 13, 2017 and that Mr. Jerry M. Brooks, Vice President — Finance and Chief Financial Officer, has accepted the newly created position of Vice President of Investor Relations, effective March 13, 2017.

Mr. Bird, age 50, served as Executive Vice President and Chief Financial Officer of Frank’s International, a provider of engineered tubular services to the oil and gas industry, from December 2014 through February 2017. Prior to joining Frank’s International, Mr. Bird was the Vice President of Finance and Chief Financial Officer of Ascend Performance Materials, a provider of chemicals, fibers and plastics in Houston, Texas, since September 2010. Prior to joining Ascend, Mr. Bird served in a variety of accounting and finance roles primarily in the industrial manufacturing sector including serving as a division Chief Financial Officer at Danaher Corporation. Mr. Bird holds a bachelor’s degree in Accounting from Cedarville University in Ohio.

Bird Employment Agreement

In connection with his appointment, on March 7, 2017, the Company entered into an employment agreement with Mr. Bird (the “Bird Employment Agreement”) effective as of March 13, 2017 (the “Effective Date”), which has an initial term until December 8, 2019, but automatically extends for additional one-year periods. The Bird Employment Agreement is subject to the right of the Company and Mr. Bird to terminate his employment at any time. Pursuant to the Bird Employment Agreement, Mr. Bird will receive an annual base salary of $450,000 and will be eligible to receive an annual bonus to be determined each year in accordance with the Company’s normal bonus practices or under any annual bonus plan adopted by the Company after the Effective Date. Mr. Bird will also be entitled to 20 days paid vacation subject to the Company’s policies, to receive benefits consistent with other senior executives of the Company, including medical, life and disability insurance, and to participate in the Company’s incentive, savings and retirement plans. Mr. Bird will also be entitled to a cash sign-on bonus of $200,000 and an initial equity award with a grant date fair market value of $1,500,000 (the “Initial Equity Grant”) with (i) 50% of the Initial Equity Grant granted in the form of restricted stock that vests in one-third tranches on October 28th of each of 2017, 2018 and 2019, subject to continuous employment with the Company on such vesting dates, and (ii) the remaining 50% of the Initial Equity Grant in the form of performance-based stock units that vest on October 28, 2019 (based on the performance goals previously approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) for the performance period ending October 28, 2019), subject to continuous employment with the Company on such vesting date, in each case subject to the terms and conditions set forth in the 2004 Incentive Plan of the Company and the applicable award agreements in a form previously approved by the Compensation Committee.

If Mr. Bird’s employment is terminated by the Company without cause (as defined in the Bird Employment Agreement) and prior to a change of control period (as defined in the Bird Employment Agreement), Mr. Bird will be entitled to (i) a lump sum cash payment equal to Mr. Bird’s base salary through the termination date together with compensation for accrued vacation time (the “Accrued Amount”), (ii) a lump sum cash payment equal to one times the annual base salary and (iii) continued medical, dental and life insurance coverage until the earlier of Mr. Bird’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or one year. If, prior to December 8, 2019, Mr. Bird’s employment is terminated by the Company without cause or by Mr. Bird for good reason (as defined in the Bird Employment Agreement), then with respect to the Initial Equity Grant, Mr. Bird will be entitled to (i) immediate vesting of all unvested shares of restricted stock and (ii) the vesting of the performance-based stock units based on actual results at the end of the relevant performance period and without any pro-rata adjustment for early termination, payable at the same time as if Mr. Bird had remained employed through the end of the applicable performance period.

If Mr. Bird’s employment is terminated during a change of control period by the Company without cause or by Mr. Bird for good reason, Mr. Bird will be entitled to (i) a lump sum cash payment equal to the Accrued Amount, (ii) a lump sum cash payment equal to two times Mr. Bird’s annual base salary, (iii) a lump sum cash payment equal to a pro rata portion of the greater of the annual bonus for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the Bird Employment Agreement), (iv) a lump sum cash payment in an amount equal to two times the greater of the annual bonus for the year of termination or the average annual bonus amount paid for the three most recent performance periods, (v) immediate vesting of any stock options, restricted stock awards or performance stock units previously granted to Mr. Bird and outstanding as of the time immediately prior to the date of his termination and (vi) continued medical, dental and life insurance coverage until the earlier of Mr. Bird’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or two years.

If Mr. Bird’s termination is with cause, is for other than for good reason during a change of control period or due to death or disability, Mr. Bird will be entitled to (i) a lump sum cash payment equal to the Accrued Amount and (ii) the provision of deferred compensation and other employee benefits otherwise due.

In addition, Mr. Bird is subject to a perpetual covenant not to use or disclose the Company’s trade secrets or confidential information and, if Mr. Bird is terminated after the first anniversary of the Effective Date, non-competition and non-solicitation covenants during the term of his employment and for 12 months following his termination.

The foregoing summary of the Bird Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bird Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Bird Indemnification Agreement

The Company also entered into an indemnification agreement with Mr. Bird pursuant to which the Company agrees to indemnify him to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is an officer of the Company or serves in another position at the request of the Company. The indemnification agreement is substantially similar to the Company’s indemnification agreements with its other executive officers and directors. The foregoing description is qualified by reference to the terms of the indemnification agreement, a copy of the form of which is provided as Exhibit 10.2.

The selection of Mr. Bird was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Bird and any director or executive officer of the Company. There are no transactions between Mr. Bird and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Brooks Employment Agreement

In connection with the announcement, on March 7, 2017, the Company entered into an employment agreement with Mr. Brooks (the “Brooks Employment Agreement”), which has a one-year term. The Brooks Employment Agreement is subject to the right of the Company and Mr. Brooks to terminate his employment at any time. Pursuant to the Brooks Employment Agreement, Mr. Brooks (i) will receive an annual base salary of $305,000 and (ii) at the expiration of the one-year term of the agreement, will receive a bonus of $75,000 (the “Bonus”). Subject to Mr. Brooks’ continuous employment with the Company during the one-year term, as of the last day of the term (the “Expiration Date”), the Company shall provide for (a) the immediate vesting, settlement and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every restricted stock award that is subject to time-based vesting that is outstanding immediately prior to the Expiration Date (i.e., restricted stock awards) and (b) the vesting of any performance award that is subject to performance-based vesting based on actual results at the end of the relevant performance period and without any pro-rata adjustment for early termination, payable at the same time as if Mr. Brooks had remained employed through the end of the applicable performance period. Mr. Brooks will also be entitled to paid vacation in accordance with the Company’s policies, to receive benefits consistent with other senior executives of the Company, including medical, life and disability insurance, and to participate in the Company’s savings and retirement plans.

If Mr. Brooks’ employment is terminated by the Company without cause (as defined in the Brooks Employment Agreement) and prior to a change of control period (as defined in the Brooks Employment Agreement), Mr. Brooks will be entitled to (i) a lump sum cash payment equal to Mr. Brooks’ base salary through his termination date together with compensation for accrued vacation time (the “Accrued Amount”), (ii) a lump sum cash payment equal to the Bonus, (iii) the immediate vesting of all outstanding restricted stock awards and (iv) the vesting of all performance stock unit awards based on actual results at the end of the relevant performance period and without any pro-rata adjustment for early termination, payable at the same time as if Mr. Brooks had remained employed through the end of the applicable performance period.

If Mr. Brooks’ employment is terminated during a change of control period by the Company without cause or by Mr. Brooks for good reason (as defined in the Brooks Employment Agreement), Mr. Brooks will be entitled to (i) a lump sum cash payment equal to the Accrued Amount, (ii) a lump sum cash payment equal to two times Mr. Brooks’ annual base salary, (iii) a lump sum cash payment equal to a pro rata portion of the Bonus, (iv) a lump sum cash payment in an amount equal to two times the average annual bonus amount paid for the three most recent years prior to the termination date, (v) immediate vesting of any stock options, restricted stock awards or restricted stock units previously granted to Mr. Brooks and outstanding as of the time immediately prior to the date of his termination and (vi) continued medical, dental and life insurance coverage until the earlier of Mr. Brooks’ receipt of equivalent coverage and benefits under other plans of a subsequent employer or two years.

If Mr. Brooks’ termination is with cause, is for other than for good reason during a change of control period or due to death or disability, Mr. Brooks will be entitled to (i) a lump sum cash payment equal to the Accrued Amount and (ii) the provision of deferred compensation and other employee benefits otherwise due.

In addition, Mr. Brooks is subject to a perpetual covenant not to use or disclose the Company’s trade secrets or confidential information and non-competition and non-solicitation covenants during the term of his employment and for 12 months following his termination. The foregoing summary of the Brooks Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Brooks Employment Agreement, a copy of which is filed as Exhibit 10.3 hereto.

Item 9.01 Financial Statements and Exhibits.

 (d)   Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 7, 2017, between the Company and Mr. Bird

10.2	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005)

10.3	Employment Agreement, dated March 7, 2017, between the Company and Mr. Brooks

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President — General Counsel and Secretary

Date: March 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 7, 2017, between the Company and Mr. Bird

10.2	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005)

10.3	Employment Agreement, dated March 7, 2017, between the Company and Mr. Brooks